UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2007

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On October 23, 2007, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal year 2008 second quarter and first half ended September 29, 2007. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In a letter dated October 23, 2007, Cornelius J. Murphy, age 77, informed the Company of his voluntary resignation from the board of directors after 16 years of service on the board, effective as of October 23, 2007. There were no disagreements between Mr. Murphy and the Company on any matter relating to the Company’s operations, policies or practices that resulted in Mr. Murphy’s resignation.
     Mr. Murphy’s term as a director was scheduled to expire at the 2009 annual meeting of shareholders. The vacancy created by Mr. Murphy’s resignation will remain open until a candidate that meets the criteria established by the corporate governance and nominating committee is identified and elected.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated October 23, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: October 26, 2007	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer